As filed with the Securities and Exchange Commission on April 25, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STRATEGIC EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1975978 (I.R.S. Employer Identification Number)
2303 Dulles Station Boulevard
Herndon, Virginia 20171
(703) 561-1600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel W. Jackson
Executive Vice President and Chief Financial Officer
Strategic Education, Inc.
2303 Dulles Station Boulevard
Herndon, Virginia 20171
(703) 561-1600
(Address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Kevin K. Greenslade
Hogan Lovells US LLP
8350 Broad St.
17th Floor
Tysons, VA 22102
(703) 610-6100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

1,655,000 Shares
Strategic Education, Inc.
Common Stock

This prospectus relates to the offer and sale from time to time of up to 1,655,000 shares of common stock of Strategic Education, Inc. by the selling stockholder identified in this prospectus or in supplements to this prospectus. See “Selling Stockholder.”
The registration of the shares of common stock to which this prospectus relates does not require the selling stockholder to sell any of its shares of our common stock. We cannot predict when or in what amounts the selling stockholder may sell any of the shares of the common stock offered pursuant to this prospectus.
The selling stockholder from time to time may offer and sell the shares held by it directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in this prospectus. For more information, see “Plan of Distribution.”
We will not receive any proceeds from the sale of the shares by the selling stockholder.
Our common stock is traded on the Nasdaq Global Select Market under the trading symbol “STRA.” On April 24, 2024, the last sale price of our common stock as reported on Nasdaq was $100.65 per share.
Our principal offices are located at 2303 Dulles Station Boulevard, Herndon, Virginia 20171, and our telephone number at that address is (703) 561-1600.

Investing in our common stock involves risks. Before deciding whether to invest in the common stock, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 25, 2024

Neither we nor the selling stockholder have authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. Neither we nor the selling stockholder take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference into this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, the selling stockholder may, from time to time, offer and sell the shares of common stock described in this prospectus and in any accompanying prospectus supplement in one or more transactions. This prospectus provides you with a general description of the shares of common stock the selling stockholder may offer. Each time the selling stockholder sells shares of our common stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained or incorporated by reference into this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together, along with the information incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf.
For investors outside of the United States, neither we nor the selling stockholder have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus outside of the United States.
Unless the context requires otherwise, the terms “we,” “us,” “our,” “Strategic Education,” “SEI” and the “Company” refer to Strategic Education, Inc., together with our consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock offered pursuant to this prospectus. This prospectus, and any document incorporated by reference into this prospectus, filed as part of the registration statement does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which may have been omitted as permitted by the rules and regulations of the SEC. For further information about us and shares of our common stock, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance we refer you to the copy or form of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.
We maintain an internet site at https://www.strategiceducation.com. Our website and the information contained on or accessible through our website shall not be deemed to be incorporated into or otherwise a part of this prospectus or the registration statement of which this prospectus forms a part.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except to the extent updated or superseded by information contained in this prospectus or by information contained in other documents we subsequently file with the SEC. We incorporate by reference into this prospectus the following documents that we have previously filed with the SEC pursuant to the Exchange Act:
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Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024.

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Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 11, 2024, with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 25, 2024.

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The description of the common stock included in our Registration Statement on Form 8-A filed with the SEC on July 18, 1996, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, and including any subsequent amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus shall be deemed to be incorporated by reference into this prospectus.
Notwithstanding the foregoing, any documents, portions of documents, exhibits or other information deemed to have been furnished and not filed with the SEC in accordance with SEC rules are not incorporated by reference or deemed to be incorporated by reference into this prospectus, unless specifically stated otherwise in such a document or in a particular prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, at no cost to such person, by written or oral request directed to:
Investor Relations
Strategic Education, Inc.
2303 Dulles Station Boulevard
Herndon, Virginia 20171
(703) 561-1600

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The accompanying prospectus supplement and any applicable free writing prospectus may also contain these types of forward-looking statements. We have typically used the words “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and similar expressions in this document and the documents incorporated by reference herein to identify forward-looking statements, which include, without limitation, statements relating to future enrollment, revenues, revenues per student, earnings growth, operating expenses and capital expenditures. Such forward-looking statements are subject to various risks and uncertainties and the Company claims the protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to many risks, uncertainties and assumptions, including, among other things:
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the pace of student enrollment;

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our continued compliance with Title IV of the Higher Education Act of 1965, as amended, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards, and state regulatory requirements;

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rulemaking and other action by the U.S. Department of Education or other governmental entities, including without limitation action related to borrower defense to repayment applications, gainful employment, 90/10, and increased focus by the U.S. Congress on for-profit education institutions;

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competitive factors;

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risks associated with the opening of new campuses;

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risks associated with the offering of new educational programs and adapting to other changes;

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risks associated with the acquisition of existing educational institutions, including our acquisition of Torrens University and associated assets in Australia and New Zealand;

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the risk that the benefits of our acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;

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the risk that our acquisition of Torrens University and associated assets in Australia and New Zealand may not advance our business strategy and growth strategy;

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risks related to the timing of regulatory approvals;

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our ability to implement our growth strategy;

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the risk that the combined company may experience difficulty integrating employees or operations;

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risks associated with the ability of our students to finance their education in a timely manner; and

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general economic and market conditions.

You should understand that many important factors could cause our results to differ materially from those expressed or suggested in any forward-looking statements. Further information about these and other relevant risks and uncertainties may be found in Part I, “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2024, in this prospectus and in our other filings with the SEC and in any prospectus supplement related hereto. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

RISK FACTORS
Investing in any common stock offered pursuant to the registration statement of which this prospectus forms a part involves risks. Before making a decision whether to invest in our common stock, you should carefully consider the risk factors discussed in the annual reports, quarterly reports and current reports and in other documents that Strategic Education files with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference into this prospectus and in any accompanying prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how you can view these documents.

STRATEGIC EDUCATION
Strategic Education, Inc. is an education services company that provides access to high-quality education through campus-based and online post-secondary education offerings, as well as through programs to develop job-ready skills for high-demand markets. We operate primarily through our wholly-owned subsidiaries, Capella University and Strayer University, both accredited post-secondary institutions of higher education located in the United States, and Torrens University, an accredited post-secondary institution of higher education located in Australia. Our operations also include the Education Technology Services segment, which develops and maintains relationships with employers to build employee education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs. For additional information concerning us, you should refer to the information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.
Our principal executive offices are located at 2303 Dulles Station Boulevard, Herndon, Virginia 20171 and our telephone number is (703) 561-1600. Our website address is https://www.strategiceducation.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

USE OF PROCEEDS
All of the shares of our common stock being offered pursuant to this prospectus are being offered by the selling stockholder. We will not receive any proceeds from the sale of those shares.

SELLING STOCKHOLDER
The selling stockholder may offer all, some or none of its shares of common stock. We cannot advise you as to whether the selling stockholder will sell any or all of such shares of common stock. In addition, the selling stockholder may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of its shares since the date as of which the information is presented in the table below. Information concerning the selling stockholder may change from time to time and any such changed information will, if and as required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part.
The calculation of beneficial ownership is made in accordance with SEC rules. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. Beneficial ownership as of any date includes any shares as to which a person has the right to acquire voting or investment power as of such date or within 60 days thereafter through the exercise of any right, without regard to whether such right expires before the end of such 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific securities, all of such persons may be deemed to be beneficial owners of such securities.
The percentage of beneficial ownership as of April 19, 2024 (except as otherwise indicated below) is calculated by dividing the number of shares beneficially owned by the selling stockholder, which includes the number of shares as to which the selling stockholder has the right to acquire voting or investment power as of or within 60 days after April 19, 2024, by the sum of the number of shares outstanding as of April 19, 2024 plus the number of shares as to which the selling stockholder has the right to acquire voting or investment power as of or within 60 days after April 19, 2024.
The following table and accompanying footnotes set forth information regarding the beneficial ownership by the selling stockholder of shares of our common stock as of April 19, 2024, the maximum number of shares of common stock that may be offered by the selling stockholder pursuant to this prospectus and the beneficial ownership of shares of our common stock after the sale by the selling stockholder of the maximum number of shares of common stock.
	Shares of Common Stock		Shares of Common Stock that May be Offered for Resale	Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock
	Number	Percent		Number	Percent
Inclusive Capital Partners Spring Master Fund II, L.P.(1)	1,655,000	6.7%	1,655,000	0	0%

(1)
The information concerning Inclusive Capital Partners, L.P. is based on a Schedule 13D/A filed with the SEC on March 15, 2024, which reported that of the shares of common stock shown as beneficially owned, it had shared voting and dispositive power over 1,655,000 shares of common stock. The securities reported herein are held by Inclusive Capital Partners Spring Master Fund II, L.P. (the “In-Cap Fund”) with respect to which Inclusive Capital Partners, L.P. (“In-Cap”) and Inclusive Capital Partners Spring Fund Manager II, L.L.C. (“In-Cap Spring Fund II Manager”) have been granted investment and voting discretion over investments. In-Cap acts as investment manager to the In-Cap Fund. The managing member of In-Cap Spring Fund II Manager is Inclusive Capital Partners Holdco, L.P. (“In-Cap Holdco”). In-Cap is the general partner (“GP”) of In-Cap Holdco. Inclusive Capital Partners, L.L.C. (“In-Cap LLC”) is the GP of In-Cap. All of the foregoing are collectively referred to as the “In-Cap Entities.” Mr. Jeffrey W. Ubben is the controlling member of the management committee of In-Cap LLC. Mr. Ubben disclaims beneficial ownership of securities held by the In-Cap Entities except to the extent of his pecuniary interest therein. The address of the In-Cap Entities and Mr. Ubben is 1170 Gorgas Avenue, San Francisco, CA 94129. William J. Slocum, a member of our board of directors, is a partner of In-Cap and holds 4,484 vested and unvested restricted stock units for the benefit of the In-Cap Fund and indirectly for the benefit of In-Cap. Mr. Slocum disclaims beneficial ownership over the shares beneficially owned by In-Cap.

Relationship with Selling Stockholder
William J. Slocum, who has served on our board of directors since 2021, is a partner of Inclusive Capital Partners, L.P.

DESCRIPTION OF COMMON STOCK
The following description of our common stock and preferred stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the applicable provisions of the Maryland General Corporation Law (“MGCL”). For more information on how you can obtain the Articles of Incorporation and the Bylaws, see the section titled “Where You Can Find More Information.”
Common Stock
General
We are authorized to issue 32,000,000 shares of common stock, par value $0.01 per share. As of April 19, 2024, we had 24,608,488 shares of common stock issued and outstanding. Our outstanding shares of common stock are currently listed for trading on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “STRA.”
Quorum and Voting
The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at a meeting shall constitute a quorum for all votes entitled to be cast at a meeting of stockholders. Our directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, provided that, if as of a date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement with the SEC (regardless of whether or not the proxy statement is thereafter revised or supplemented), the number of director nominees exceeds the number of directors to be elected, then each director shall be elected by a plurality of the votes cast in person or by proxy at such meeting. Holders of shares of common stock do not have the right to cumulate their votes for directors.
Under Maryland law, a corporation generally cannot dissolve, amend its charter, merge, convert into another form of entity, sell all or substantially all of its assets or engage in a statutory share exchange, unless declared advisable by the board of directors and approved by stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of such matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. A majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting unless otherwise provided by law or the Articles of Incorporation.
Dividends
The board of directors may declare dividends on the stock of the Company, which may be paid in cash, property or the Company’s stock, subject to the applicable provisions of law and the Articles of Incorporation.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the rights, if any, of the holders of any outstanding class or series of preferred stock, the holders of Company’s shares will be entitled to share ratably according to the number of shares held by them in all assets of the Company’s available for distribution to its stockholders.
Other Rights and Preferences
Holders of the Company’s shares will not have preemptive rights, which means that they will not have an automatic option to purchase any shares that the Company may issue, or preference, conversion, sinking fund or redemption rights.
Preferred Stock
We are authorized to issue 8,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding. Under the Company’s Articles of Incorporation and Bylaws, the board of directors,

without stockholder approval, may classify (or reclassify) and issue one or more series of preferred stock and set preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such shares. Because the board of directors of the Company has the power to establish the preferences and rights of each series of preferred stock, it may afford the holders of any such series of preferred stock preferences, powers and rights that are senior to the rights of holders of the Company’s shares. Holders of preferred stock are normally entitled to receive a preference payment, if the Company were to liquidate, dissolve or wind up, before any payment is made to holders of Company shares.
Certain Provisions of Governing Documents and Maryland Law
Board of Directors
The Bylaws provide that the size of the Company’s board of directors shall consist of not less than 3 or more than 18 directors as determined from time to time by a majority of the board of directors. Directors are elected at the annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.
Takeover Defense
The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors of the Company or a committee of the board of directors of the Company. Certain provisions of the Articles of Incorporation and Bylaws and of the MGCL have anti-takeover effects and could delay, discourage, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in the stockholder’s best interests, including attempts that might result in a premium over the market price for the Company’s shares held by stockholders, and may make removal of the incumbent management and directors more difficult.
Stockholder Meetings
The Bylaws of the Company provide that special meetings of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or the board of directors. In addition, the secretary of the Company is required to call a special meeting upon the written request of a holder, or a group of holders, entitled to cast at least 25% of the votes entitled to be cast at such meeting, subject to certain restrictions.
Action by Stockholders Without a Meeting
Under Maryland law, in order for any action required or permitted to be taken at a meeting of the stockholders of the Company to be taken without a meeting, a consent in writing or by electronic transmission setting forth the action so taken, must be given by all of the stockholders of the Company entitled to vote with respect to the matter thereof. The Bylaws of the Company also require a waiver of any right to dissent from any stockholder would be entitled to notice of a stockholder meeting but is not entitled to vote on the matter.
Amendment of Articles of Incorporation and Bylaws
Except for those amendments permitted to be made without stockholder approval, such as changing the name of the Company, the Articles of Incorporation may be amended, after approval by the board of directors, by the affirmative vote of a majority of the votes entitled to be cast on the matter. The Bylaws may be amended in any manner not inconsistent with the Articles of Incorporation by a majority vote of the board of directors or by the affirmative vote of stockholders holding a majority of the Company shares entitled to vote on the matter.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

PLAN OF DISTRIBUTION
The selling stockholder and any of its pledgees, donees, transferees, assignees, successors, designees and other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded, including Nasdaq, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholder may use one or more of the following methods when disposing of the shares offered hereby:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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through brokers, dealers or underwriters that may act solely as agents;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of Nasdaq or other applicable stock exchange;

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privately negotiated transactions;

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through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

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by agreement with broker-dealers to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of disposition; and

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any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares pursuant to Rule 144 under the Securities Act, if available, or Section 4(a)(1) of the Securities Act, rather than under this prospectus. In addition, the selling stockholder may elect to make an in-kind distribution of shares to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable shares pursuant to the distribution through a registration statement.
Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).
Upon being notified in writing by the selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the following information, if and as required: the name of the selling stockholder and of each participating broker-dealer; the number of shares of common stock involved; the price at which such shares of common stock were sold; the commissions paid or discounts or concessions allowed to each such broker-dealer, where applicable; and other facts material to the transaction.
The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such an event, any profits realized by the selling stockholder or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
The selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including Regulation M under the Exchange Act, which provisions may affect the marketability of the shares.
The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. We will not receive any of the proceeds from this offering. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. There can be no assurance that the selling stockholder will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus forms a part. Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the common stock being offered pursuant to this prospectus has been passed upon for us by Hogan Lovells US LLP, Tysons, Virginia. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for the underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the general categories of expenses payable by Strategic Education in connection with the offering of the securities registered hereby.
SEC registration fee	$24,112.68
FINRA filing fee	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous	(1)
Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of sales and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Strategic Education, Inc. (the “Company”) is a corporation incorporated under the laws of the state of Maryland.
Maryland General Corporation Law; Articles of Incorporation.   The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its Articles of Incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s Articles of Incorporation provide that, to the fullest extent permitted by Maryland law, the liability of any director or officer of the Company to the Company or the Company’s stockholders for money damages shall be limited to the sum of $10.00, subject to the abovementioned exceptions provided in the MGCL.
The MGCL requires a Maryland corporation (unless its Articles of Incorporation provide otherwise, which the Company’s Articles of Incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity or in the defense of any claim, issue or matter in the proceeding. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director of officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for a proceeding by or in the right of the corporation where the director is adjudged to be liable to the corporation or proceeding in which the director is adjudged to be liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Under the MGCL, a Maryland corporation is permitted to pay or reimburse expenses in advance of the final disposition of a proceeding, but the corporation is required, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his or her good faith belief that he/she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed, if it shall ultimately be determined that the applicable standard of conduct was not met.

Bylaws.   The Company’s Bylaws provide that, to the maximum extent permitted by Maryland law in effect from time to time, the Company shall indemnify (a) a director or officer, or any former director or officer, including any director or officer of the Company who serves or has served at the request of the Company as an officer, partner or director of another corporation, partnership, joint venture or other enterprise, who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of such status, against reasonable expenses incurred by him or her in connection with the proceeding, and (b) any director or officer or any former director or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that (i) his or her act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he or she actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful. In addition, the Company’s Bylaws provide that the Company shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or officer or former director or officer made a party to a proceeding by reason of such status, provided that the Company shall have received (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification and (2) a written undertaking by or on such person’s behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met. The Bylaws permit such other or further indemnification of directors and officers, and payment or reimbursement of expenses as may be permitted by Maryland law as in effect from time to time.
Liability Insurance.   The Company also maintains directors’ and officers’ liability insurance to insure against losses arising from claims made against its directors and certain of its officers, subject to the limitations and conditions set forth in such policies.
Item 16.   Exhibits
The Company herewith files or incorporates by reference the exhibits identified below:
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on August 1, 2018).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on July 29, 2021).
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.01 of Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed with the Commission on July 16, 1996).
5.1**	Opinion of Hogan Lovells US LLP regarding the validity of the securities registered hereby.
23.1**	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.1).
23.2**	Consent of PricewaterhouseCoopers LLP.
24.1**	Powers of attorney of directors and officers of Strategic Education, Inc. (included in signature page hereto).
107.1**	Filing fee table.

*
To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering.

**
Filed herewith.

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, Commonwealth of Virginia, on the 25th day of April, 2024.
STRATEGIC EDUCATION, INC.
By:
/s/ Karl McDonnell

Name:  Karl McDonnell
Title:   Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Karl McDonnell, Daniel W. Jackson and Lizette Herraiz, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert S. Silberman Robert S. Silberman	Chairman	April 25, 2024
/s/ Karl McDonnell Karl McDonnell	Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2024
/s/ Daniel W. Jackson Daniel W. Jackson	Chief Financial Officer (Principal Financial Officer)	April 25, 2024
/s/ Tal Darmon Tal Darmon	Chief Accounting Officer (Principal Accounting Officer)	April 25, 2024
/s/ Charlotte F. Beason Charlotte F. Beason	Director	April 25, 2024
/s/ Rita D. Brogley Rita D. Brogley	Director	April 25, 2024
/s/ John T. Casteen, III John T. Casteen, III	Director	April 25, 2024
/s/ Viet D. Dinh Viet D. Dinh	Director	April 25, 2024

Signature	Title	Date
/s/ Robert R. Grusky Robert R. Grusky	Director	April 25, 2024
/s/ Jerry L. Johnson Jerry L. Johnson	Director	April 25, 2024
/s/ Michael A. McRobbie Michael A. McRobbie	Director	April 25, 2024
/s/ Benjamin E. Sasse Benjamin E. Sasse	Director	April 25, 2024
/s/ William J. Slocum William J. Slocum	Director	April 25, 2024
/s/ Michael J. Thawley Michael J. Thawley	Director	April 25, 2024
/s/ G. Thomas Waite, III G. Thomas Waite, III	Director	April 25, 2024